                                                                    Exhibit 99.3

                                                                [AIRCLAIMS LOGO]

Our Ref:  98521/CPS


Cabot Aircraft Services Limited,                                8th October 1998
Regus House,
Harcourt Centre,
Harcourt Road,
Dublin 2,
Ireland


Attention:     Mr Kieran O'Keefe


Dear Sirs,

                        BASE VALUATION OF MSAF PORTFOLIO
                           AS AT 30TH SEPTEMBER, 1998

Further to the instructions of your goodselves on 5th October 1998, we are pleased to be able to provide our opinion of the adjusted 'Base Value' of each aircraft and the spare engine in the Morgan Stanley Aircraft Finance (MSAF) portfolio. The point of valuation is 30th September, 1998.

Airclaims' valuation of the portfolio takes into account data supplied by Morgan Stanley, regarding the specification of the subject aircraft.
Information was also been provided in many cases concerning the airframe and engine maintenance status of the subject aircraft at various points during 1997.

In order to make adjustments for the maintenance status as at 30th September 1998, we have estimated the utilisation of the aircraft up to that date (based on the actual hours/cycles flown to mid 98 in most cases). We have also assumed that the aircraft are following the same maintenance program as advised in 1997 and that the installed engines are the same. On the bases, we have made adjustments.

We have additionally referred to the data held in the Airclaims CASE Aviation Database to supplement and complete the data required for the valuation, and have assumed that, unless otherwise advised, each aircraft is a typical example of its type, model and age, and is generally in good condition, with all airworthiness directives and significant service bulletins complied with.




[LOGOS]                          Airclaims Limited
               Cardinal Point, Newall Road, Heathrow Airport, London TW6 2AS
            Telephone (44) 181 897 1006 Facsimile (44) 181 897 0300 Telex 934679
                             http://www.airclaims.co.uk
             Registered Head Office as above. Registered in England No. 710284.
                              VAT Reg. No. 224 1906 87

                                                                [AIRCLAIMS LOGO]

VALUATION

As requested, we have provided our value opinion under Base Value scenario. Airclaims believes it to be very important that value definitions are understood by all parties and that such values are always considered in conjunction with their definitions.

BASE VALUE

The Base Values presented in the attached table are based on the definitions as outlined by the International Society of Transport Aircraft Trading (ISTAT). ISTAT's definition of Base Value equates in principle to the previously used appraisal term, Fair Market Value.

The ISTAT definition is as follows:

A Base Value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

In most cases, the Base Value of an aircraft assumes its physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefiting from an above average maintenance status if it is new or nearly new, as the case may be). In this instance, because of the relative youth of the portfolio, all the Base Values pertaining to the fleet have been adjusted for maintenance status where available and appropriate.

No physical inspection of the subject aircraft has been undertaken by Airclaims in conjunction with this assignment, and no attempt made to verify the information available to us, which is therefore assumed to be correct as given.

Abbreviations used on the tabulated valuation page includes:


         Type           Aircraft type, model and variant
         MSN            Manufacturer's Serial Number
         REGN           Registration
         MTOW           Maximum Take-Off Weight
         DoM            Date of Manufacture
         ADJ BV         Adjusted Base Value
         BV (HL)        Half Life Base Value


--------------------------------------------------------------------------------
98521/CPS                                        Cabot Aircraft Services Limited
08/10/1998                                                                Page 2

                                                                [AIRCLAIMS LOGO]

Whilst the tabulated values are given as single figures, it must be borne in mind that the determination of such values involves a multiplicity of variables, and that some variation in perceived values must be expected, due to for example, any potential inaccuracies in the data provided, and also because the aircraft have been valued 'sight unseen'. In this case we consider that a tolerance of +/-4% may reasonably apply to the aforementioned calculated values.

Please note that valuations given by Airclaims are valid only as at the date of issue. Subsequent to that date there may be alterations in the world aviation market, or in the status and physical condition of the subject aircraft or other general factors that may affect Airclaims' valuation opinion.

I trust the foregoing is satisfactory and to your requirements.

Yours faithfully,



/s/ Chris Seymour
---------------------------
CHRIS SEYMOUR
Senior Analyst


Encl.

--------------------------------------------------------------------------------
98521/CPS                                        Cabot Aircraft Services Limited
08/10/1998                                                                Page 3

                                                                    [LOGO]

                                  CONFIDENTIAL

MSAF PORTFOLIO -- BASE VALUATION AS AT 30 SEP 1998


                                               ENGINES                MTOW     TOTAL               TOTAL     TOTAL
NO    TYPE      VAR.       MSN     REG'N        TYPE &      VAR       (LB)     SEATS      DoN*      HRS       CYC      AS AT...
--    ----      ----       ---     -----       -------      ---       ----     -----      ----     -----      ----     --------
 1    MD-80    83         49822    F-GHEB     PW JTBD     219        160,000     159     Dec.88    20,604    12,278    31-Jul-98
 2    B737     300QC      23788    F-GIXH     CFM56       3C1        139,500     126     May-87    25,452    14,942    30-Jun-98
 3    B737     400        25371    SX-BKK     CFM56       3C1        150,000     159     Jan-92    16,861     8,023    30-Jun-98
 4    ENGINE + QEC        704279       --     GE CF6      80C2B6F         --      --       1995
 5    B737     300        27635    PH-TSZ     CFM56       3C1        139,000     149     May-95    12,338     4,499    30-Jun-98
 6    B737     300        25161    CS-TIK     CFM56       3B2        138,500     132     Feb-92    18,431    10,631    30-Jun-98
 7    B737     500        25165    SE-DUT     CFM56       3B1        121,500     117     Apr-93    12,685    11,780    30-Jun-98
 8    A310     300        409      HB-IPH     PW JT9D     7R4E1      330,750     175     Nov-85    39,244    14,446    31-Jul-98
 9    A310     300        410      HB-IPI     PW JT9D     7R4E1      330,750     175     Nov-85    40,030    14,489    31-Jul-98
10    B767     200        23897    VH-RMO     GE CF6      80A2       345,000     290     Aug-87    38,287    16,282    30-Jun-98
11    A320     200        393      G-CVYD     IAE V2500   A1         166,447     156     Feb-93    12,790     5,308    31-Jul-98
12    A320     200        279      G-MONY     CFM56       5A3        169,756     160     Feb-92    25,283     9,562    31-Jul-98
13    B767     300ER      26256    G-UKLH     GE CF6      80C2B6F    407,000     327     Apr-93    28,650     4,158    30-Jun-98
14    A320     200        414      EI-TLR     IAE V2600   A1         166,447     156     Mar-93    11,198     6,276    31-Jul-98
15    B737     400        25104    N771AS     CFM56       3C1        143,500     140     Nay-93    18,030    10,784    30-Jun-98
16    MD-80    83         49824    N9420D     PW JT8D     219        160,000     130     Mar-89    24,677    18,118    31-Jul-98
17    MD-80    82         49825    N940AS     PW JT8D     219        149,500     135     Mar-89    28,683    17,913    31-Jul-98
18    F-70                11564    HA-LMA     RR TAY620   15          81,000      75     Dec-95     4,158     2,976    31-Dec-97
19    F-70                11565    HA-LMB     RR TAY620   15          81,000      75     Feb-96     4,159     2,927    31-Dec-97
20    F-70                11569    HA-LMC     RR TAY620   15          81,000      75     Mat-96     4,051     2,833    31-Dec-97
21    B767     200        24367    N701LF     RR RB211    535E4-37   250,000     179     Feb-89    33,861     8,993    30-Jun-98
22    A321     100        597      TC-ON      IAE V2530   A5         183,000     220     May-96     6,898     2,622    31-Jul-98
23    B767     300(ER)    24798    HL7264     GE CF6      80C2B6F    345,000     249     Oct-90    22,194    13,592    30-Jun-98
24    A300     600R       555      N888BP     PW40DD      4158       378,530     324     Mar-90    19,290     6,078    31-Jul-98
25    B737     300        26295    B-2937     CFM56       3C1        135,000     148     Dec-93    11,836     8,182    30-Jun-98
26    A310     300        437      PP-PSD     PW JT9D     7R4E1      337,300     181     Feb-87    46,294     9,494    31-Jul-98
27    B747     300        24106    PP-VOA     GE CF6      80C2       833,000     395     Apr-88    45,718     8,745    30-Jun-98
28    B737     300        24299    PP-SFM     CFM56       3B2        137,000     138     Nov-88    26,754    14,416    30-Jun-98
29    B757     200        26272    N805AM     PW2000      2037       230,000     180     Mar-94    14,294     6,152    30-Jun-98
30    B737     400        24234    XA-TKM     CGM56       3B2        143,500     170     Oct-88    25,903    11,603    30-Jun-98
31    B767     300ER      26260    DQ-FJC     GE CF6      80G2B6F    407,000     263     Sep-94    16,134     3,388    30-Jun-98
32    B757     200        24260    N757GA     RR RB211    535E4      250,000     202     Dec-88    34,044     8,332    30-Jun-98
33    B737     300F       23811    TF-FIE     CFM56       3B2        138,500     FRT     Sep-87    26,538    14,214    30-Jun-98




        LESSEE/                   LESSSEE        30-Sep-98     30-Sep-98       MAINT
NO      OPERATOR                  COUNTRY         ADJ.BV        BV (HL)         ADJ.
--      --------                  -------        ---------     ---------       ------
 1      AIR LIBERTE               FRANCE          $16.84m       $17.00m        -$0.16
 2      AEROPOSTALE               FRANCE          $21,20m       $21.17m         $0.03
 3      OLYMPIC                   GREECE          $25,65m       $25.93m        -$0.28
 4      KLM                       HOLLAND         $ 5.67m       $ 5.65m         $0.02
 5      TRANSAVIA                 HOLLAND         $29.04m       $28.87m         $0.17
 6      TAP AIR PORTUGAL          PORTUGAL        $23.89m       $24.30m        -$0.41
 7      BRAATHENS SVERIGE         SWEDEN          $22.09m       $22.38m        -$0.29
 8      FLIGHTLEASE/SWISSAIR      SWITZERLAND     $23.84m       $24.25m        -$0.40
 9      FLIGHTLEASE/SWISSAIR      SWITZERLAND     $24.14m       $24.25m        -$0.18
10      BRITANNIA/ANSETT          UK              $32.42m       $31.98m         $0.44
11      CALEDONIAN                UK              $31,45m       $30.85m         $0.60
12      MONARCH                   UK              $29.49m       $29.57m        -$0.08
13      UNIJET/LEISURE INT'L      UK              $62.94m       $62.89m         $0.06
14      TRANSAER                  IRELAND         $32.03m       $31.44m         $0.60
15      ALASKA                    USA             $27.05m       $27.05m        -$0.03
16      TWA                       USA             $16.85m       $16.80m         $0.05
17      TWA                       USA             $15.34m       $16.18m        -$0.83
18      MALEV                     HUNGARY         $14.38m       $14.25m         $0.13
19      MALEV                     HUNGARY         $13.57m       $13.45m         $0.12
20      MAKEV                     HUNGARY         $13.90m       $13.75m         $0.15
21      TRANSAERO                 RUSSIA          $31.09m       $31.17m        -$0.08
22      ONUR AIR                  TURKEY          $38.42m       $38.28m         $0.14
23      ASIANA                    S KOREA         $51.51m       $51.84m        -$0.33
24      CHINA AIRLINES            TAIWAN          $47.53m       $46.88m         $0.85
25      CHINA HAINAN              PR CHINA        $25.97m       $26.43m        -$0.46
26      PASSAREDO                 BRAZIL          $26.52m       $25.44m         $1.09
27      VARIG                     BRAZIL          $58.78m       $59.10m        -$0.32
28      VASP                      BRAZIL          $21.43m       $20.48m         $0.95
29      AEROMEXICO                MEXICO          $35.24m       $35,49m        -$0.25
30      TAESA                     MEXICO          $21.42m       $21.51m        -$0.09
31      AIR PACIFIC               FIJI            $64.15m       $64.62m        -$0.47
32      GUYANAN AIRWAYS           GUYANA          $31.30m       $31.12m         $0.18
33      ICELANDAIR                ICELAND         $21.20m       $20.55m         $0.65
                                                 --------      --------        ------
                                                 $956.34m      $954.68m        $1.67m
                                                 ========      ========        ======

Note  *Date of Manufacture as per ILCF data

                TO BE READ IN CONJUNCTION WITH EXPLANATORY NOTES

Airclaims/96521 08/10/1998                      Morgan Stanley Aircraft Finance